UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51476	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LIXT	N/A

Item 1.01.	Entry into Material Definitive Agreement.

Dr. John S. Kovach

On July 15, 2020, the Company entered into an Employment Agreement with Dr. John Kovach pursuant to which Dr. Kovach is to continue to act as the Company’s President, Chief Scientific Officer, and Chief Executive Officer. His responsibilities shall be for the oversight of the Company’s entire operations and strategic planning, and shall be the primary contact between the Company’s executive team and the Board of Directors, to whom he shall report. Dr. Kovach shall supervise all scientific endeavors, providing guidance to the Chief Medical Officer. He shall be the principal spokesperson for the Company. Dr. Kovach will receive an annual salary of $250,000, paid monthly. The effective date of the agreement is October 1, 2020, and shall remain in effect until the earlier of (i) one year from the effective date, automatically renewable for additional one year periods unless terminated by either party upon 60 days written notice prior to the end of the applicable one year period, (ii) his death, or (iii) termination for cause.

Dr. John S. Kovach founded the Company in August 2005 and since that date has served as its President, Chief Executive Officer, Chief Financial Officer and a member of its Board of Directors. He received a B.A. (cum laude) from Princeton University and an M.D. (AOA) from the College of Physicians & Surgeons, Columbia University. Dr. Kovach trained in Internal Medicine and Hematology at Presbyterian Hospital, Columbia University and spent six years in the laboratory of Chemical Biology at the National Institute of Arthritis and Metabolic diseases studying control of gene expression in bacterial systems.

Dr. Kovach was recruited to the State University of New York at Stony Brook (“SUNY – Stony Brook”) in Stony Brook, New York in 2000 to found the Long Island Cancer Center (now named the Stony Brook University Cancer Center). From 1994 to 2000, Dr. Kovach was Executive Vice President for Medical and Scientific Affairs at the City of Hope National Medical Center in Los Angeles, California. His responsibilities included oversight of all basic and clinical research initiatives at the City of Hope. During that time, Dr. Kovach was also Director of the Beckman Research Center at City of Hope and a member of the Arnold and Mabel Beckman Scientific Advisory Board in Newport Beach, California.

From 1976 to 1994, Dr. Kovach was a consultant in oncology and director of the Cancer Pharmacology Division at the Mayo Clinic in Rochester, Minnesota. During this time, he directed the early clinical trials program for evaluation of new anti-cancer drugs as principal investigator of contracts from the National Cancer Institute. From 1986 to 1994, he was also Chair of the Department of Oncology and Director of the NCI-designated Mayo Comprehensive Cancer Center. During that time, Dr. Kovach, working with a molecular geneticist, Steve Sommer, M.D., Ph.D., published extensively on patterns of acquired mutations in human cancer cells as markers of environmental mutagens and as potential indicators of breast cancer patient prognosis. Dr. Kovach has published over 100 articles on the pharmacology, toxicity and effectiveness of anti-cancer treatments and on the molecular epidemiology of breast cancer.

Effective February 23, 2017, Dr. Kovach retired from his part-time (50%) academic position at SUNY – Stony Brook, as a result of which he has been devoting 100% of his time to our business activities since that date.

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Eric Forman, J.D.

On July 15, 2020, the Company entered into an Employment Agreement with Eric Forman, pursuant to which Mr. Forman will act as the Company’s Chief Administrative Officer reporting directly to the Company’s Chief Executive Officer. His primary function is to oversee the internal operations of the Company, including IT, licensing, legal, personnel, marketing, and corporate governance. Mr. Forman will receive an annual salary of $100,000, payable monthly. The effective date of the agreement is October 1, 2020, and shall remain in effect until the earlier of (i) one year from the Effective Date, automatically renewable for additional one year periods unless terminated by either party upon 60 days written notice prior to the end of the applicable one year period, (ii) his death, or (iii) termination for cause.

Prior to his appointment as Chief Administrative Officer, Mr. Forman led and currently leads the Company’s business development as a consultant since 2013. Prior to his involvement with the Company, he served as Counsel and Senior Project Manager at Shore Group Associates managing in-house legal, tax, and regulatory affairs and supervising client relations for financial software and mobile application development teams.

As an attorney, Mr. Forman has represented and advised both technology and biotechnology companies, entrepreneurs, non-profits, and start-ups with a focus on intellectual property, licensing, corporate structure and transactions.

Mr. Forman earned a B.A. degree Cum Laude from Loyola Marymount University and a J.D. from the Benjamin N. Cardozo School of Law. He has an active law license and is a member of the New York State Bar Association.

Dr. James Miser

Effective August 1, 2020, the Company entered into an Employment Agreement with Dr. James Miser, pursuant to which Dr. Miser was appointed as the Company’s Chief Medical Officer. Under the Employment Agreement, Dr. Miser will play a leadership role in planning, implementation and oversight of clinical trials. He will be responsible for assisting and developing strategic clinical goals and the implementation and safety monitoring of investigational studies. He will be the primary medical monitor for all clinical investigational studies and for the oversight of third party CRO monitors. He will work closely with the Company’s Chief Scientific Officer and Chief Executive Officer on the development of specific goals needed to insure the timely implementation of appropriate clinical studies needed for successful registration of therapeutic products and new drug development. Dr. Miser will be required to devote at least 50% of his business time to Company activities. Dr. Miser will receive a monthly salary of $12,500. He will also receive options to purchase up to 500,000 shares of the Company’s common stock (the “Options”). The Options will have a term of five years and an exercise price equal to the closing price of the Company’s common stock on the Effective Date. The Options shall vest as to 25% on the Effective Date, and 25% on each of the first, second and third anniversaries of the Effective Date. The effective date of the agreement is August 1, 2020, and shall remain in effect until the earlier of (i) one year from the Effective Date, automatically renewable for additional one year periods unless terminated by either party upon 60 days written notice prior to the end of the applicable one year period, (ii) his death, or (iii) termination for cause.

James S. Miser, MD is a pediatric hematologist/oncologist, internationally recognized as an expert in the study and treatment of childhood cancers. His outstanding career includes leadership positions as Clinical Director, Department of Pediatrics, Division of Pediatric Hematology/Oncology, Children’s Hospital and Medical Center and Associate Member, Fred Hutchinson Cancer Research Center, Seattle, WA; Chairman, Division of Pediatrics, Director, Department of Pediatric Hematology/Oncology, President and Chief Executive Officer, and Chief Medical Officer, all at City of Hope National Medical Center, Duarte, CA. Since 2009, he has been a member of the Active Staff, Department of Pediatrics at City of Hope, most recently part-time, and Chair Professor, College of Medical Sciences and Technology, Taipei Medical University, Taipei, Taiwan.

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Dr. Miser has extensive experience in the clinical development of new anticancer drugs for pediatric malignancies, leading many clinical trials at institutional and national cancer study groups. He is expert in the design and monitoring of clinical cancer trials and was a member of the Soft Tissue Sarcoma Strategy Group, and Member of the New Agents Executive and Steering Committee, Phase II Coordinator Children’s Cancer Group and Chairman, Data Monitoring Committee, National Wilms Tumor Society. He has authored more than a 100 peer reviewed articles dealing primarily with pediatric clinical cancer studies.

The foregoing descriptions of the employment arrangements for Dr. Kovach, Mr. Forman, and Dr. Miser is qualified in its entirety by reference to the full text of the applicable Employment Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the discussion in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibits listed on the accompanying Index to Exhibits which exhibit is incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2020	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.01	Employment Agreement with Dr. John Kovach
10.02	Employment Agreement with Eric Forman
10.03	Employment Agreement with Dr. James Miser

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